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                                                                    EXHIBIT 23.4

                                                                 HOEFER & ARNETT
                                                                    Incorporated

                   CONSENT OF HOEFER & ARNETT, INCORPORATED

We consent to the inclusion in the Westamerica Bancorporation and PV Financial Registration Statement/Proxy Statement on Form S-4, and any amendments thereto, of our Fairness Opinion, and reference to our names and the statements with respect to us, as appearing under the heading "Opinion of Financial Advisors."


San Francisco, California
October 4, 1994

                                  Hoefer & Arnett, Incorporated

                                  By  /s/ Hoefer & Arnett Incorporated
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